HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

SECOND QUARTER 2014 RESULTS

- Comparable Hotel RevPAR Improves 6.6% -

- Comparable Hotel EBITDA Margins Increase 90 bps -

- Adjusted EBITDA Increases 11.5% to $50.5 Million -

Philadelphia, PA, August 5, 2014 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Results

Adjusted Funds from Operations (“AFFO”) in the second quarter 2014 increased $7.3 million to $34.6 million, compared to $27.3 million in the second quarter 2013.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.17, an increase from AFFO of $0.13 per diluted common share and OP Unit in the second quarter 2013.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 207.1 million as of June 30, 2014, compared to approximately 208.1 million for the quarter ended June 30, 2013.

Net income applicable to common shareholders was $53.3 million, or $0.27 per diluted common share, for the second quarter 2014 compared to net income applicable to common shareholders of $14.3 million, or $0.07 per diluted common share, for the second quarter 2013.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our portfolio delivered strong results in the second quarter that provides increased optimism with regard to our outlook for the remainder of the year.  This positive view is based upon the continued strength in our core urban gateways and the continued ramp-up of our newer hotels.    Our comparable Manhattan portfolio recorded strong 8.2% RevPAR growth with record second quarter portfolio-wide occupancy of 96.5%, highlighting the 8.8% demand increase within the market as a result of robust business transient and international travel.  These figures clearly demonstrate the continuing dynamism of the New York City market.”

Mr. Shah continued, “The Company continues to execute on its strategic plan, with second quarter performance clearly benefitting from several initiatives undertaken during the past few years.  In addition to completing the acquisition of the Parrot Key Hotel and Resort, Hersha successfully concluded all major construction and development projects undertaken across the last several years.   Greater exposure to high-growth markets in South Florida and on the West Coast, combined with the addition of two new hotels in Manhattan position the Company to drive outsized results and will allow us to outperform the industry in the years ahead.”

Second Quarter 2014 Operating Results

For second quarter 2014, revenue per available room (“RevPAR”) at the Company's 47 consolidated hotels as of June 30, 2014, compared to 41 hotels as of June 30, 2013, increased 8.2% to $169.05 compared to $156.26 in second quarter 2013.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased by 4.0% to $195.15, while occupancy increased 335 basis points to 86.6%.  Hotel EBITDA for the consolidated hotel portfolio increased 25.5%, or $9.5 million, to $46.7 million in second quarter 2014 compared to second quarter 2013.

On a comparable basis (42 hotels), RevPAR increased 6.6% to $165.15, with an ADR increase of 3.2% to $190.41 and occupancy growth of 274 basis points to 86.7%.  Strong ADR led growth in several of our core markets allowed the comparable portfolio to increase EBITDA margins by 90 basis points to 41.9%.  The Company’s top performing market during the quarter was Boston, which reported comparable RevPAR growth of 14.0%.  Other strong performing markets included the West Coast and South Florida portfolios, which reported 10.6% and 10.4% RevPAR growth, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of June 30, 2014.  For second quarter 2014, the Company’s comparable New York City hotel portfolio (13 hotels) recorded a 6.0% increase in RevPAR to $220.91, as ADR rose 2.6% to $230.67, while occupancy increased 305 basis points to 95.8%.

The Manhattan hotel portfolio consisted of 14 hotels as of June 30, 2014. For second quarter of 2014, the Company’s comparable Manhattan hotel portfolio (10 hotels) recorded an 8.2% increase in RevPAR to $237.74, as ADR rose 4.6% to $246.36, and occupancy increased 321 basis points to 96.5%.  The Company’s Manhattan portfolio recorded very strong EBITDA margins of 48.7% during the second quarter.

Financing

As of June 30, 2014, the Company maintained significant financial flexibility with approximately $29.2 million of cash and cash equivalents and significant capacity under the Company’s revolving line of credit provided under its credit facility.  As of June 30, 2014, 81.7% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.49% and a weighted average life-to-maturity of approximately 4.1 years.

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Acquisitions and Development

On May 7, 2014, the Company closed on the purchase of the 148‐room Parrot Key Hotel & Resort in Key West, FL.  The purchase price for Parrot Key reflected a forward 12‐month economic capitalization rate of 7.5%.  The oceanfront hotel was fully renovated in 2012, requires no immediate capital, and is located in one of the strongest and most resilient lodging markets in the United States due to a combination of year-round demand, limited new supply and high barriers to entry.

On May 30, 2014, the Company opened the brand new 205‐room Hilton Garden Inn Midtown East.  On a stabilized basis, the investment represents an economic capitalization rate of 11.0% and a hotel EBITDA multiple of 8.4x.  The hotel is only the second hotel built in the Midtown East submarket in the last 15 years.

On June 23, 2014, the Company opened the 81‐room Hampton Inn Downtown Financial District.  The hotel is the Company’s fifth Hampton Inn in Manhattan, and will seek to leverage transient demand generated by new, high-quality office space, as well as increased tourism-related activity in the Financial District.

2014 Outlook

The Company has initiated additional guidance and amended its outlook for 2014, incorporating the expected impact of the Company’s various development and capital improvement projects, the recent acquisition of the Parrot Key Resort and Hilton Garden Inn Midtown East, the Company’s year-to-date performance, continued improvement in operating and economic fundamentals, and assumes no additional acquisitions, dispositions or capital market activities.  The Company’s revised outlook for 2014 is as follows:

	Fiscal Year 2014
($’s in millions, except per share data)	Low	High

Consolidated RevPAR Growth	6.5%	8.0%
Consolidated Hotel EBITDA Margin Growth	100 bps	150 bps

Comparable RevPAR Growth	5.0%	6.0%
Comparable Hotel EBITDA Margin Growth	100 bps	150 bps

Net Income	$48.0	$53.0
Net Income per Diluted Share	$0.24	$0.27

Total Adjusted EBITDA	$157.0	$162.0

Total AFFO	$95.0	$100.0
AFFO per Diluted Share	$0.46	$0.48

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Dividend

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for second quarter 2014.

The Board of Trustees also declared quarterly cash dividends of $0.06 per common share and per OP Unit for second quarter 2014.

Second Quarter 2014 Conference Call

The Company will host a conference call to discuss its financial results at 9:00 a.m. Eastern Time on Wednesday, August 6, 2014.  A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-587-0615 or 1-719-325-2464 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, August 6, 2014, through midnight Eastern Time on Wednesday, August 20, 2014. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 5807872.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality, upscale hotels in urban gateway markets. The Company’s 52 hotels totaling 8,403 rooms are located in New York, Boston, Philadelphia, Washington, DC, South Florida and select markets on the West Coast. The Company’s shares are traded on The New York Stock Exchange-Euronext under the ticker “HT”. For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to: the Company’s 2014 outlook for net income attributable to common shareholders, net income per weighted average common shares and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common shares and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth; economic and other assumptions underlying the Company’s 2014 outlook; the Company’s ability to outperform; the ability of newly acquired hotels to achieve stabilized or projected revenue; the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to identify and complete the acquisition of hotel properties in new markets; the Company’s ability to increase margins, including hotel EBITDA margins; and the Company’s ability to achieve its forecasted stabilization rates. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of August 5, 2014, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2014	December 31, 2013
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $85,006 and $85,759	$1,760,893	$1,535,835
Investment in Unconsolidated Joint Ventures	11,593	12,044
Cash and Cash Equivalents	29,191	36,213
Escrow Deposits	21,159	25,938
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $192 and $43	13,156	9,141
Deferred Financing Costs, Net of Accumulated Amortization of $6,354 and $7,070	8,913	7,570
Due from Related Parties	6,358	11,124
Intangible Assets, Net of Accumulated Amortization of $3,299 and $3,227	7,515	7,603
Deposits on Hotel Acquisitions	-	18,586
Other Assets	35,013	27,460
Hotel Assets Held for Sale	-	56,583
Total Assets	$1,893,791	$1,748,097

Liabilities and Equity:
Line of Credit	$27,000	$-
Unsecured Term Loan	250,000	150,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $54,926 and $55,714	615,229	571,953
Accounts Payable, Accrued Expenses and Other Liabilities	52,797	40,852
Dividends and Distributions Payable	15,830	15,955
Due to Related Parties	6,386	4,815
Liabilities Related to Hotel Assets Held for Sale	-	45,835
Total Liabilities	1,018,790	880,958

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 7,600,000 Series B and C Shares Issued and Outstanding at June 30, 2014 and December 31, 2013, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized, 200,676,750 and 202,759,419 Shares Issued and Outstanding at June 30, 2014 and December 31, 2013, respectively	2,007	2,028
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2014 and December 31, 2013	-	-
Accumulated Other Comprehensive Loss	(894)	(376)
Additional Paid-in Capital	1,190,875	1,200,798
Distributions in Excess of Net Income	(346,562)	(364,568)
Total Shareholders' Equity	845,502	837,958

Noncontrolling Interests:
Noncontrolling Interests - Common Units	30,209	29,523
Noncontrolling Interests - Consolidated Variable Interest Entity	(710)	(342)
Total Noncontrolling Interests	29,499	29,181

Total Equity	875,001	867,139

Total Liabilities and Equity	$1,893,791	$1,748,097

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Hotel Operating Revenues	$111,487	$90,526	$191,404	$155,768
Interest Income from Development Loans	-	12	-	158
Other Revenue	66	1	99	206
Total Revenues	111,553	90,539	191,503	156,132

Operating Expenses:
Hotel Operating Expenses	56,948	47,077	105,724	87,253
Insurance Recoveries	(2,557)	-	(4,602)	(403)
Hotel Ground Rent	595	266	1,005	494
Real Estate and Personal Property Taxes and Property Insurance	7,180	5,607	13,986	11,423
General and Administrative	3,289	3,252	6,079	6,014
Share Based Compensation	1,449	2,439	2,561	4,827
Acquisition and Terminated Transaction Costs	1,672	773	1,806	776
Depreciation and Amortization	17,457	13,886	33,800	26,584
Total Operating Expenses	86,033	73,300	160,359	136,968

Operating Income	25,520	17,239	31,144	19,164

Interest Income	277	469	675	925
Interest Expense	(10,745)	(10,167)	(20,793)	(19,582)
Other Expense	(214)	-	(330)	-
Gain on Disposition of Hotel Properties	7,227	-	7,227	-
Gain on Hotel Acquisitions, Net	13,609	12,107	13,609	12,107
Development Loan Recovery	22,494	-	22,494	-
Loss on Debt Extinguishment	-	(284)	(644)	(545)
Income before Income (Loss) from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	58,168	19,364	53,382	12,069

Income (Loss) from Unconsolidated Joint Venture Investments	419	148	(1)	(248)

Income before Income Taxes	58,587	19,512	53,381	11,821

Income Tax (Expense) Benefit	(1)	(1,439)	107	(309)
Income from Continuing Operations	58,586	18,073	53,488	11,512

Discontinued Operations
Gain on Disposition of Discontinued Assets	-	1,043	81	1,043
Impairment of Discontinued Assets	-	(3,723)	(1,800)	(3,723)
Income from Discontinued Operations, Net of Income Taxes	-	2,692	304	1,577
Income (Loss) from Discontinued Operations	-	12	(1,415)	(1,103)

Net Income	58,586	18,085	52,073	10,409

(Income) Loss Allocated to Noncontrolling Interests	(1,655)	(210)	(1,148)	463
Preferred Distributions	(3,589)	(3,589)	(7,178)	(7,433)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	-	-	-	(2,250)

Net Income Applicable to Common Shareholders	$53,342	$14,286	$43,747	$1,189

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Earnings per Share:
BASIC
Income from Continuing Operations Applicable to Common Shareholders	$0.27	$0.07	$0.22	$0.01
Income (Loss) from Discontinued Operations	0.00	0.00	0.00	(0.01)

Net Income Applicable to Common Shareholders	$0.27	$0.07	$0.22	$0.00

DILUTED
Income from Continuing Operations Applicable to Common Shareholders	$0.27	$0.07	$0.22	$0.01
Income (Loss) from Discontinued Operations	0.00	0.00	0.00	(0.01)

Net Income Applicable to Common Shareholders	$0.27	$0.07	$0.22	$0.00

Weighted Average Common Shares Outstanding:
Basic	198,494,473	198,633,051	199,612,898	197,835,465
Diluted	200,213,554	201,201,337	201,015,581	201,083,900

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

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Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

 Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net income applicable to common shares	$53,342	$14,286	$43,747	$1,189
Income (loss) allocated to noncontrolling interest	1,655	210	1,148	(463)
(Income) loss from unconsolidated joint ventures	(419)	(148)	1	248
Gain on hotel acquisition	(13,609)	(12,107)	(13,609)	(12,107)
Development loan recovery	(22,494)	-	(22,494)	-
Gain on disposition of hotel properties	(7,227)	(1,043)	(7,308)	(1,043)
Loss from impairment of depreciable assets	-	3,723	1,800	3,723
Depreciation and amortization	17,457	13,886	33,800	26,584
Depreciation and amortization from discontinued operations	-	2,401	-	4,799
Funds from consolidated hotel operations applicable to common shares and Partnership units	28,705	21,208	37,085	22,930

Income (loss) from unconsolidated joint venture investments	419	148	(1)	(248)
Depreciation and amortization of purchase price in excess of historical cost	152	148	295	301
Interest in depreciation and amortization of unconsolidated joint ventures	1,636	1,717	2,507	2,594
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,207	2,013	2,801	2,647

Funds from Operations applicable to common shares and Partnership units	30,912	23,221	39,886	25,577

Add:
Non-cash extinguishment of issuance costs upon redemption of series A preferred stock	-	-	-	2,250
Non-cash share based compensation expense	1,449	2,439	2,561	4,827
Acquisition and terminated transaction costs	1,672	773	1,806	776
Amortization of deferred financing costs	655	761	1,354	1,377
Amortization of discounts and premiums	(220)	(211)	(439)	(420)
Deferred financing costs written off in debt extinguishment	-	284	644	545
Straight-line amortization of ground lease expense	122	1	163	2
State and Local tax expense related to reassessment of prior period assessment	-	-	217	434

Adjusted Funds from Operations	$34,590	$27,268	$46,192	$35,368

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.17	$0.13	$0.22	$0.17

Diluted Weighted Average Common Shares and Units Outstanding	207,128,270	208,145,833	207,930,297	208,106,138

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net income applicable to common shareholders	$53,342	$14,286	$43,747	$1,189
Income (loss) allocated to noncontrolling interest	1,655	210	1,148	(463)
(Income) loss from unconsolidated joint ventures	(419)	(148)	1	248
Gain on hotel acquisition	(13,609)	(12,107)	(13,609)	(12,107)
Development loan recovery	(22,494)	-	(22,494)	-
Gain on disposition of hotel properties	(7,227)	(1,043)	(7,308)	(1,043)
Loss from impairment of assets	-	3,723	1,800	3,723
Non-operating interest income	(8)	(14)	(16)	(46)
Distributions to Preferred Shareholders	3,589	3,589	7,178	7,433
Interest expense from continuing operations	10,745	10,167	20,793	19,582
Interest expense from discontinued operations	-	1,260	354	2,513
Extinguishment of issuance costs upon redemption of series A preferred stock	-	-	-	2,250
Income tax expense (benefit)	1	1,439	(107)	309
Deferred financing costs written off in debt extinguishment	-	284	644	545
Depreciation and amortization from continuing operations	17,457	13,886	33,800	26,584
Depreciation and amortization from discontinued operations	-	2,401	-	4,799
Acquisition and terminated transaction costs	1,672	773	1,806	776
Non-cash share based compensation expense	1,449	2,439	2,561	4,827
Straight-line amortization of ground lease expense	122	1	163	2
State and Local tax expense related to reassessment of prior period assessment	-	-	217	434

Adjusted EBITDA from consolidated hotel operations	46,275	41,146	70,678	61,555

Income (loss) from unconsolidated joint venture investments	419	148	(1)	(248)
Depreciation and amortization of purchase price in excess of historical cost	152	148	295	301
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,634	3,847	5,687	5,988

Adjusted EBITDA from unconsolidated joint venture operations	4,205	4,143	5,981	6,041

Adjusted EBITDA	$50,480	$45,289	$76,659	$67,596

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12